Exhibit 99.1
Highland Distressed Opportunities, Inc.
Announces Declaration of Distribution
DALLAS—(BUSINESS WIRE)—September 9, 2008—Highland Distressed Opportunities, Inc. (the “Company”) (NYSE: HCD) today announced that its Board of Directors has declared a third quarter distribution on its common stock of $0.1500 per share, payable on September 30, 2008 to holders of record on September 19, 2008. The declared third quarter distribution of $0.1500 per share represents a decrease of $0.1125 per share over the Company’s second quarter distribution of $0.2625 per share.
The Company, as part of its investment objective, invests in the securities and other obligations of distressed and bankrupt issuers, including debt obligations that are in covenant or payment default. As a result of the Company’s increased investment in the assets of distressed and bankrupt issuers since its IPO, the percentage of the Company’s investment portfolio invested in non-income producing securities has substantially increased. In connection with this increase, the current earning rate of the Company’s investment portfolio has decreased. The Company remains committed to its total return investment objective by pursuing risk-adjusted returns across market cycles and will continue to focus on positioning its investment portfolio to benefit in weakened credit markets. In light of the broader market dislocation, the Company is encouraged by prospects in the current market environment that we believe may allow for the opportunity for capital appreciation. Additionally, as of June 30, 2008, approximately 65.2% of the Company’s investment portfolio, exclusive of cash and cash equivalents, was invested in securities that paid floating rates of interest. As LIBOR has declined over the past 12 months, the income generated by these investments has decreased, reducing the amount of investment income available for distribution to stockholders. As such, it was the recommendation of the Company’s investment adviser that the Board of Directors reduce the distribution amount to a level that more closely approximates the current earning rate of the Company’s investment portfolio, reduces the potential for a return of capital and seeks to preserve the Company’s balance of undistributed net investment income.
This press release is not for tax reporting purposes but is being provided to announce the amount of the Company’s distributions that have been declared by the Board of Directors. Distribution rates are calculated by annualizing the distribution declared during the period and then dividing the resulting annualized distribution by the quarter-end NAV (in the case of NAV) or the quarter-end closing price (in the case of Market Price). In early 2009, after definitive information is available, the Company will send shareholders a Form 1099-DIV specifying how the distributions paid by the Company during the calendar year should be characterized for purposes of reporting the distributions on a shareholder’s tax return (e.g., ordinary income, short-term capital gain, long-term capital gain or return of capital).
The Company may not be able to achieve operating results that will allow it to make any distributions, distributions at a specific level or to increase the amount of these distributions from time to time.
There is no limit on the amount of the Company’s portfolio that can be invested in distressed or bankrupt issuers. Such investments generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid, if at all, only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative.
About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”, “we,” “us” and “our”) is a recently-organized, non-diversified closed-end company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.

This press release may contain forward-looking statements describing the Company’s future plans and objectives. These forward-looking statements, as well as future oral and written statements by the management of Highland Distressed Opportunities, Inc., are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (“SEC”).
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “could,” “estimates,” “potential,” “continue,” “target,” or the negative of these terms or other similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
Shareholder Services: hfinfo@hcmlp.com, (877) 247-1888